UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2009
Rocky Mountain Chocolate Factory, Inc.
(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (970) 259-0554
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On May 19, 2009, the Board of Directors (the “Board”) of Rocky Mountain Chocolate Factory, Inc. (the “Company”) adopted a resolution to amend the Amended Articles of Incorporation of the Company. The Articles of Amendment to Articles of Incorporation (the “Amendment”) approved by the Board was filed by the Company with the Colorado Secretary of State on May 19, 2009. The Amendment clarifies that the Company’s $1.00 Cumulative Convertible Preferred Stock has been undesignated and amends the rights and preferences of the Company’s Series A Junior Participating Preferred Stock, par value $0.10 per share (the “Preferred Stock”) to reflect the rights (the “Rights”) declared by the Board on May 19, 2009 pursuant to the Amended and Restated Rights Agreement (the “Rights Agreement”) dated as of May 19, 2009 by and between the Company and Computershare Trust Company, N.A., whereby each registered holder of a Right is entitled to purchase from the Company one one-thousandth of a share of Preferred Stock rather than one one-hundredth of a share of Preferred Stock as set forth in the prior rights agreement, the Rights Agreement between the Company and American Securities Transfer & Trust, Inc. dated May 28, 1999 . The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference. See the Current Report on Form 8-K filed by the Company on May 19, 2009 and incorporated herein by reference for a description of the Preferred Stock, the Rights Agreement and the Rights.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
Date: May 22, 2009	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Operating
Officer, Chief Financial Officer, Treasurer and Director

INDEX TO EXHIBITS

Item
Number	Exhibit

3.1	Articles of Amendment to Articles of Incorporation